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EXHIBIT 2.1

    Platinum Entertainment, Inc. (the "Debtor") and the Official Committee of Unsecured Creditors (the "Creditors' Committee"), as plan proponents within the meaning of section 1129 of the Bankruptcy Code, propose this First Amended Joint Plan of Reorganization (the "Plan") dated June 15, 2001, pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code for the resolution of the outstanding claims against and equity security interests in the Debtor.

ARTICLE I
GENERAL PROVISIONS

A.  Rules of Construction.

    The rules of construction applicable to the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure shall be applicable to this Plan.

B.  Definitions.

    For the purposes of this Plan and the accompanying disclosure statement, the following terms shall have the meanings set forth below. Those terms not specifically defined in this Plan shall have the meaning ascribed to them by the Bankruptcy Code.

    1.  "Administrative Claim" or "Unclassified Claim" means any cost or expense of the administration of this Chapter 11 Case, entitled to priority in accordance with the provisions of sections 364(a) and 507(a)(1) and (b) of the Bankruptcy Code, including the actual and necessary expenses of preserving the Debtor's estate and operating the Debtor's business, all compensation and expense reimbursement of Professionals, as defined herein, pursuant to sections 330 or 331 of the Bankruptcy Code, all expense reimbursement of the members of the Creditors' Committee, and any fees or charges, including fees due the United States Trustee pursuant to Chapter 123 of Title 28 of the United States Code.

    2.  "Allowed Claim" means any Claim against the Debtor (a) proof of which is filed within the time fixed by the Court or applicable rules or statutes, and with respect to which no objection has been timely filed by any party in interest, or that has been or hereafter is listed by the Debtor on its schedules as liquidated in amount and not disputed or contingent, or that has been or hereafter is allowed by order of Court, or (b) that is allowed by the provisions of this Plan. Unless otherwise specified by this Plan or by order of the Court, Allowed Claims shall not include interest for the period from and after the Petition Date, or, except to the extent allowed by law or provided under the terms of a valid contract, for the period prior to the Petition Date.

    3.  "Allowed Class 3 and Class 4 Claims Recovery Account" means that bank account maintained by the Disbursing Agent for payment of those portions of the Allowed Class 3 and Class 4 Claims which are to be paid by the Debtor's Estate. The Allowed Class 3 and Class 4 Claims Recovery Account shall be funded by the following:

      (a) The sum of $1,000,000 tendered to the Disbursing Agent by First Source upon the Effective Date.

      (b) 70% of the net amounts received from Avoidance Recoveries, after payment of Allowed Claims of Professionals to prosecute the Avoidance Actions, including repayment of the amounts advanced by First Source to prosecute the Avoidance Actions.

      (c) 2% of the net amount (meaning the gross sales amount received by the Reorganized Debtor, less any credits issued for product returns on such sales, discounts, rebates, advertising, or any other credits) received by the Reorganized Debtor, from the sale of Recorded Music during the 12 months following the Effective Date.

      (d) 1% of the net amount (meaning the gross sales amount received by the Reorganized Debtor, less any credits issued for product returns on such sales, discounts, rebates, advertising, or any other credits) received by the Reorganized Debtor during the 12 months following the Effective Date, from the sale of inventory manufactured after the Effective Date of recordings released to the public by the Debtor prior to the Petition Date.

    4.  "Avoidance Actions" means actions which may be brought under any of the provisions of Sections 541 and 544 through 553 of the Bankruptcy Code, including, but not limited to, all claims which may be asserted against the Debtor's former officers and directors.

    5.  "Avoidance Recoveries" means any property, including cash recovered through the assertion of Avoidance Actions.

    6.  "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. § 101 et seq.

    7.  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

    8.  "Bar Date" means the February 28, 2001 deadline established by order of the Bankruptcy Court, by which proofs of claim must be filed.

    9.  "Claim" means a claim against the Debtor as defined in Bankruptcy Code section 101(5).

    10. "Class Actions" means the two class action lawsuits filed against the Debtor which are pending in the United States District Court for the Northern District of Illinois, being The Rodgers and Hammerstein Organization v. Platinum Entertainment and Does 1-10, Civil Action No. 00-CV-3020 and Jerry Leiber, individually and doing business as Jerry Leiber Music and Mike Stoller, individually and doing business as Mike Stoller Music v. Platinum Entertainment and Does 1-10, Civil Action No. 00-CV-3356.

    11. "Class Counsel" means Alan L. Shulman, of Silverman, Shulman & Baker, P.C., the counsel for the class plaintiffs in the Class Actions.

    12. "Confirmation Date" means the date on which the order confirming this Plan is entered by the Court.

    13. "Confirmation Order" means the order entered by the Court confirming the Plan.

    14. "Copyright Owners" means authors, their transferees and assignees, who are not represented by The Harry Fox Agency, Inc. from whom the Debtor has received intellectual property licenses.

    15. "Court" means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, including the United States Bankruptcy Judge presiding over these proceedings.

    16. "Creditors' Committee" means the statutory committee of unsecured creditors appointed in this case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code.

    17. "Debtor" means Platinum Entertainment, Inc., a Delaware corporation.

    18. "Debtor's Estate" means the bankruptcy estate of Platinum Entertainment, Inc. created by the commencement of its bankruptcy case. The Debtor's Estate shall survive Confirmation and shall be the source for payment of certain Unclassified Claims, Class 1 Claims, Class 3 Claims, a portion of the Class 4 Claims, and the amounts payable to Copyright Owners pursuant to this Plan.

    19. "Disbursing Agent's Account" means the account maintained by the Disbursing Agent for payment of certain Unclassified Claims, Class 1 Claims, and the amounts due Copyright Owners.

    20. "Disputed Claim" means any Claim, including an Administrative Claim,

       (i) which is not an Allowed Claim; or

      (ii) if no proof of claim has been filed by the applicable Bar Date:

        (a) a claim that is listed on the Schedules as disputed, contingent, or unliquidated; or

        (b) a claim as to which the Debtor, the Creditors' Committee or any other party in interest has interposed a timely objection.

    21. "Effective Date" means a date (a) 11 days following the latter of the date upon which Confirmation Order is docketed by the Clerk of the Court or the Class Actions are settled as provided in that certain settlement agreement dated May 31, 2001, among the Debtor, First Source, The Harry Fox Agency, Inc., The Rogers and Hammerstein Organization, Jerry Leiber and Mike Stoller with opt-out by no more than 1208 of the total class compositions in both Class Actions or (b) if the Confirmation Order is appealed and a stay pending appeal is granted, the second business day following the date on which such Confirmation Order shall become final and nonappealable, or no longer subject to a stay, provided, however, that if the Confirmation Order is appealed but not stayed, the Plan Proponents, with the consent of First Source, may consummate this Plan.

    22. "Equity Security Interest" means any common or preferred shares of stock in the Debtor, including options and warrants with respect to any such shares as of the Petition Date.

    23. "Exit Financing Facility" includes the $3,635,000 of cash monies contributed by First Source to the Debtor's Estate to fund this Plan and the financial accommodations made to the Reorganized Debtor pursuant to the Revolving Credit Facility.

    24. "Final Order" means an order that has become final for purposes of sections 158 and 1291 of Title 28 of the United States Code and no longer subject to appeal or certiorari proceedings and as to which no appeal or certiorari proceeding is pending.

    25. "First Source" means First Source Financial LLP the Class 2 claimant and its assignee or successor.

    26. "Litigation Claim" means any right, chose in action, or claim which the Debtor had as of the Petition Date and which is not an Avoidance Action.

    27. "New Common Shares" means the common shares issued by the Reorganized Debtor to First Source or its designee on the Effective Date, which shall be the only outstanding shares of the Reorganized Debtor.

    28. "New Senior Secured Note" means the note to be executed upon Confirmation by the Reorganized Debtor in the principal amount of $16 million secured by a priority security interest on all of the assets of the Reorganized Debtor. The New Senior Secured Note shall bear interest at the rate of prime plus 2%, provided, however, that payment of cash interest on the New Senior Secured Note may be deferred at the option of the Reorganized Debtor for the first 24 months following the Effective Date.

    29. "Petition Date" means July 26, 2000.

    30. "Plan" means this Plan of Reorganization, including any amendments or modifications to the Plan.

    31. "Professionals" includes all professional persons employed in this Case pursuant to sections 327 or 1103 of the Bankruptcy Code, or (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with this Case pursuant to section 503(b)(4) of the Bankruptcy Code.

    32. "Pro Rata" means a proportionate share, so that the ratio of (a) the amount of cash distributed on account of an Allowed Claim or reserved on account of a Disputed Claim to (b) the amount distributed on account of all Allowed Claims or reserved on account of all Disputed Claims in such Class, is the same as the ratio (x) such Claim or Interest bears to (y) the total amount of all Claims.

    33. "Recorded Music" means compact discs and tapes manufactured by the Debtor prior to the Petition Date.

    34. "Reorganized Debtor" means Platinum Entertainment, Inc., a Delaware corporation, on and after the Effective Date.

    35. "Retained Assets" means the cash to be contributed to Debtor's Estate by First Source as part of the Exit Financing Facility, Avoidance Actions and certain contractual rights to be retained by or granted to the Debtor's Estate for further administration and distribution to the holders of Allowed Unclassified, Class 1, Class 3, and Class 4 Claims.

    36. "Revolving Credit Facility" means the new and additional financial accommodation extended by First Source to the Reorganized Debtor in an amount up to $6 million secured by a first priority security interest in all of the Reorganized Debtor's assets.

    37. "Schedules" means the schedules of assets and liabilities, and the statements of financial affairs filed by the Debtor, and all amendments and modifications through the Confirmation Date.

C.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

    The Plan Proponents reserve the right to confirm the Plan notwithstanding the rejection of the Plan by any impaired class of creditors or equity security interest holders. The Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code if the Court determines, inter alia, that it does not discriminate unfairly, and is fair and equitable with respect to each rejecting impaired class of claims or interests.

D.  Amendment and Modification.

    Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan may be proposed in writing by the Plan Proponents at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan; provided, however, that no alteration, amendment or modification of the Plan that would adversely change the treatment of allowed Claims may be made without the prior approval of the Creditors' Committee and First Source. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder. Where the Court requires a re-vote, holders of Claims that have accepted this Plan shall be deemed to have accepted this Plan as modified unless within the time that the Court fixes, such holder changes its vote.

E.  Severability.

    If prior to the Confirmation Date any term or provision of the Plan is determined by the Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and may interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision to be held invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms. However, if the provisions of this Plan that are determined to be unenforceable materially and adversely affect the rights of any class of claims, the resolicitation of the acceptance of such class may be required.

F.  Entire Agreement.

    This Plan if confirmed supersedes all prior discussions, understandings, agreements and documents pertaining or relating to any subject matter of the Plan.

G.  Headings.

    Headings of the articles, paragraphs and sections of the Plan are inserted for convenience only and shall not affect the meaning of any Plan provision.

H.  Governing Law.

    Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the principles of conflicts of law of the State of Illinois.

I.  Revocation.

    The Plan Proponents reserve the right to revoke and withdraw this Plan at any time prior to its Confirmation.

J.  Rules of Interpretation and Computation of Time.

    For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or any particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (i) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS

A.  Classification in General.

    A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and may also be classified in a different class to the extent that the Claim or Interest qualifies within the description of that different class.

B.  Resolution of Classification Disputes.

    The Court shall have exclusive jurisdiction over any dispute concerning the classification of Claims or Interests. Resolution of any such dispute shall not be a condition precedent to confirmation or consummation of the Plan.

C.  Designation of Classes.

    The classes of Claims and Interests are designated as follows:

Class 1	All Claims entitled to priority pursuant to section 507 of the Bankruptcy Code (Unimpaired)
Class 2	The following Claims of First Source: (Impaired)
	Class 2A	The Administrative Claim of First Source for all funds advanced to or for the benefit of the Debtor by First Source between the Petition Date and the Effective Date.
	Class 2B	The secured Claim of First Source.
	Class 2C	The unsecured deficiency Claim of First Source.
Class 3	All Unsecured Claims including claims arising from the rejection of executory contracts and leases, but excluding Class 1, Class 2, Class 4 and Class 5 Claims. (Impaired)
Class 4
All claims held by the owners of copyrights who are represented by their common licensing and collecting agent, The Harry Fox Agency, Inc., and who have not opted-out of the settlement and compromise of the Class Actions (Impaired)
Class 5	All Equity Security Interests and all claims which are subordinated to Class 1 through Class 4 Claims pursuant to section 510(c) of the Bankruptcy Code. (Impaired)

D.  Unclassified Claims.

    Unclassified Claims including Administrative Claims and unsecured priority tax claims of the kind specified in section 507(a)(1) through (8) of the Bankruptcy Code have not been classified and are expressly excluded from any of the preceding classes in accordance with section 1123(a)(1) of the Bankruptcy Code.

ARTICLE III
CLAIMS NOT IMPAIRED BY THE PLAN

A.  Unclassified Claims.

    Except as otherwise agreed by the Claimant, Allowed Unclassified Claims for goods and services provided to the Debtor between the Petition Date and the Effective Date shall be assumed by the Reorganized Debtor and paid in full as such Claims come due or if disputed, when such claims are Allowed and ordered paid by the Court. All other Allowed Unclassified Claims, including Allowed

Claims of Professionals, shall be paid in full from the Disbursing Agent's Account as ordered by the Court.

B.  Class 1 (Priority Claims).

    All Allowed Class 1 Claims shall be paid in full from the Disbursing Agent's Account on the Effective Date or as soon thereafter as is reasonably practical; provided, that if any Class 1 Claim is disputed, it shall be paid in full when Allowed and ordered paid by the Court.

ARTICLE IV
TREATMENT OF IMPAIRED CLASSES

A.  Class 2 (Allowed Claims of First Source).

  1.
  Class 2A.

      Upon the Effective Date the Class 2A Claim shall be Allowed in the amount of $4 million and fully settled and satisfied by receipt of 4,000 New Common Shares representing all of the issued and outstanding new common shares of the Reorganized Debtor.

  2.
  Class 2B.

      Upon the Effective Date the Class 2B Claim shall be Allowed in the amount of $16 million and fully settled and satisfied by receipt of the New Senior Secured Note.

  3.
  Class 2C.

      Upon the Effective Date the Class 2C Claim shall be deemed Allowed in the amount of $17 million and fully settled and satisfied by the distribution of any property remaining in the Debtor's Estate after payment in full of all Allowed Class 3 and Class 4 Claims.

B.  Class 3 (Allowed Unsecured Claims).

    In full settlement and satisfaction of each Allowed Class 3 Claim, the holder of such Allowed Claim shall receive its pro rata share, along with holders of Allowed Class 4 Claims, of all funds deposited into the Allowed Class 3 and Class 4 Claims Recovery Account.

C.  Class 4 (Allowed Claims of Owners of Copyrights Who are Represented by The Harry Fox Agency, Inc.)

    In full settlement and satisfaction of all of its obligations to holders of Class 4 Claims the Debtor shall:

      1.  Cause the payment of the sum of $1,050,000 to Class Counsel for distribution to the holders of Class 4 Claims promptly after the expiration of the period in which plaintiffs in the Class Actions may opt out of the Class Actions (and the settlement and compromise of those Class Actions) pursuant to orders of the District Court of the Northern District of Illinois.

      2.  Allow the general unsecured claim asserted by The Harry Fox Agency, Inc. on behalf of the plaintiffs in the Class Actions and on behalf of its publisher-principals, including class plaintiffs, in the aggregate amount of $1,327,966.46, to be paid pro rata to Class Counsel, along with holders of Allowed Class 3 Claims, from the funds in the Allowed Class 3 and Class 4 Claims Recovery Account.

      3.  On the Effective Date, the Reorganized Debtor will cause the payment of $1 million cash advance royalty to The Harry Fox Agency, Inc. in consideration of the agreement of The Harry Fox Agency, Inc. to process license requests from the Reorganized Debtor. Such advance royalty payment shall be expended as against post-Effective Date sales of current inventory (without regard to how such phonorecord became a part of such inventory—e.g. whether or not such phonorecord was returned to the Reorganized Debtor by one of its customers). If the advance royalty payment is not recouped pursuant to statements submitted to The Harry Fox Agency, Inc. by the Reorganized Debtor within twenty months of the Effective Date, the remaining balance shall be forfeited to The Harry Fox Agency, Inc., for the benefit of its respective publisher-principals.

      4.  Any claimant who exercises its right to opt out of the settlement and compromise of the Class Actions shall not share in the distribution to Class 4 Claimants but may file a separate proof of claim within 30 days of the expiration of the period provided for the exercise of that right. The Debtor and the Creditors' Committee shall have 21 days thereafter to object to the Allowance of such Claims. If Allowed, any such Claims shall be classified as Class 3 Claims.

D.  Class 5 (Equity Security Interests and Subordinated Claims).

    All existing Equity Security Interests shall be deemed cancelled as of the Effective Date. No distribution shall be made on account of any Equity Security Interest or on account of any Claim which is subordinated to Class 3 and Class 4 Claims pursuant to section 510(c) of the Bankruptcy Code.

ARTICLE V
LEASES, EXECUTORY CONTRACTS AND LICENSES

A.  Assumed and Rejected Leases and Contracts.

    The specific leases and executory contracts enumerated on Attachment A to this Plan shall be deemed assumed or rejected, as the case may be, by the Reorganized Debtor as of the Confirmation Date.

B.  Other Leases and Contracts.

    Any lease or executory contract not enumerated on Attachment A above shall be deemed assumed as of the Effective Date unless a motion to reject such lease or executory contract is filed on or before the Confirmation Date.

C.  Allowance and Payment of Cure Sum Claims.

    Any entity whose executory contract or lease is assumed by the Plan must file its cure sum claim with the Court within thirty days after the Effective Date ("Cure Sum Claim Bar Date") or the right to assert such cure sum claim shall be deemed forever waived and barred.

    Except as may otherwise be agreed to by the parties, within twenty-one (21) days after the Cure Sum Claim Bar Date, the Reorganized Debtor shall pay all undisputed cure sum claims or file its objection to the Allowance of such cure sum claims which are disputed.

    All disputed cure sum claims shall be paid within ten days after entry of a Final Order, determining the amount of such cure sum claim, provided, however, that the Reorganized Debtor may, in its sole discretion, reject any previously assumed contract or lease to which it has interposed an objection to the allowance of the cure sum claim, within two business days after the entry of a Final Order Allowing the cure sum claim.

D.  Bar Date for Filing Proofs of Claim Relating to Rejected Executory Contracts and Leases.

    Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an executory contract or unexpired lease gives rise to a claim, such claim will be forever disallowed, barred and will be unenforceable against the Debtor's Estate or the Reorganized Debtor unless such claim is filed within 30 days after the latter of the Effective Date or the date on which the Reorganized Debtor elects to reject a contract or lease otherwise previously assumed by the Plan.

E.  Obligations to Copyright Owners Not Represented by The Harry Fox Agency, Inc.

    Copyright Owners not represented by The Harry Fox Agency, Inc. shall receive a cash payment made within 45 days of the Effective Date equal to the lesser of the actual amount of royalties due and owing for each composition or $160. In addition, to the extent that the actual amount of royalties due and owing exceeds $160 per composition, as set forth in the Debtor's amended schedules of assets and liabilities, the respective Copyright Owners shall also receive an Allowed Class 3 Claim for the excess which shall be paid pro rata from the Allowed Class 3 and Class 4 Claims Recovery Account.

ARTICLE VI
ADMINISTRATION OF DEBTOR'S ESTATE

A.  Funding.

    Upon the Effective Date, First Source shall tender:

      1.  A $1,000,000 cash payment to the Disbursing Agent to fund the Allowed Class 3 and Class 4 Claims Recovery Account.

      2.  A $585,000 cash payment to the Disbursing Agent to fund the Disbursing Agent's  Account.

      3.  A $1,050,000 cash payment to the Class Counsel.

      4.  A $1 million advance royalty payment to the Harry Fox Agency, Inc.

B.  Appointment of Disbursing Agent.

    Upon the Effective Date, William A. Brandt, Jr. shall be appointed as the Disbursing Agent for the Debtor's Estate. The Disbursing Agent as hereinafter defined shall use his best efforts to make an initial cash distribution to the holders of Allowed Claims within ninety days of the Effective Date.

    The Disbursing Agent shall serve without bond and shall be compensated at a rate equal to two percent (2%) of all funds disbursed respectively from: (1) the Allowed Class 3 and Class 4 Claims Recovery Account and (2) the Disbursing Agent's Account, plus reimbursement for out-of-pocket expenses. Unless the Creditor's Committee objects, the Disbursing Agent may pay his compensation and expense reimbursement as earned without application to the Bankruptcy Court.

C.  The Creditors' Committee.

  1.
  Continued Existence.

      The Creditors' Committee shall remain in existence as a legal entity until this Plan is fully consummated and the Court enters an order closing this Case. The Creditors' Committee may act in person or by telephone. In the event that any representative of a Committee member or its representative is unable to act for any reason the successor to such representative shall be designated in writing by such Committee member. If such Committee member shall fail to designate a successor representative within forty-five (45) days after the date such vacancy occurs, its right to appoint a successor representative shall terminate and the existing members of the Committee shall designate a successor Committee member.

  2.
  Powers and Duties.

      Except as otherwise provided in this Plan, the Creditors' Committee shall have the following rights:

      (a)
      The right to object to the Allowance of any Claim and the payment of any distribution to any creditor whose Claim is to be satisfied by the Debtor's Estate.

      (b)
      The right to prosecute, compromise or settle Avoidance Actions on behalf of the Debtor's Estate, provided however, that in the event that the Creditors' Committee fails to initiate any Avoidance Action by January 31, 2002, then the right to initiate Avoidance Actions shall vest exclusively in the Reorganized Debtor, which may thereafter initiate such Avoidance Actions in its sole discretion.

      (c)
      The right to retain Professionals after the Effective Date and to pay said Professionals from the assets of the Debtor's Estate as an Administrative Expense, subject to Court approval.

      (d)
      The right to enforce, waive or suspend any obligation of the Reorganized Debtor to the Debtor's Estate arising under this Plan.

ARTICLE VII
RESTRUCTURING THE REORGANIZED DEBTOR

A.  Funding and Recapitalization.

    The capitalization and financing of the Reorganized Debtor shall consist of the cash contribution represented by the Exit Financing Facility, the New Senior Secured Note and the Revolving Credit Facility, all pursuant to documentation acceptable to the Debtor and First Source and the availability of which is a condition to Confirmation of the Plan. On the Effective Date the Reorganized Debtor shall issue the New Senior Secured Note to First Source and execute the Revolving Credit Loan Agreement. As security for the New Senior Secured Note and the Revolving Credit Facility, the security interests of First Source which existed as of the Petition Date, Confirmation Date and Effective Date shall be preserved and remain in full force and effect, and First Source shall have and shall be granted valid, first priority, perfected security interests in, and liens on (collectively, the "Liens") all present and after-acquired personal property, real estate interests and other property of the Reorganized Debtor of any nature whatsoever and the proceeds thereof. The Liens of First Source shall constitute valid, first priority, and duly perfected security interests and liens and First Source shall not be required to file, record or serve financing statements, mortgages, security agreements, pledge agreements, assignments, notices of liens or similar instruments in respect of the Liens which otherwise may be required under federal or state law in any jurisdiction or by any governmental entity, or take any action, including taking possession, to validate and perfect such security interests and liens. The failure by the Reorganized Debtor to execute any documentation relating to the Liens shall in no way affect the validity, perfection or priority of such Liens. If, however, First Source, at its sole discretion, shall determine to file or record any such financing statements, notices of lien or similar instruments, or to otherwise confirm perfection of such Liens, the Debtor and Reorganized Debtor are directed to cooperate with and assist in such process, and all such documents shall be deemed to have been filed or recorded at the time of and on the date of the Effective Date.

B.  Continued Corporate Existence and Revesting of Assets in the Reorganized Debtor.

    Except as otherwise provided in this Plan, the Debtor, as a Reorganized Debtor, will continue to exist after the Effective Date as a Delaware corporation, with all the powers of a Delaware corporation and without prejudice to any right to alter or terminate such existence whether by merger, dissolution, or otherwise under Delaware law. Except as otherwise provided in this Plan, on the Effective Date all of the Debtor's assets, including, without limitation, its inventory (including any inventory returned post Effective Date), its accounts receivable, all tangible and intangible personal property, including Litigation Claims, shall revest in the Reorganized Debtor free and clear of any and all liens, Equity Security Interests, Claims, interests of holders of Claims and Equity Security Interests, and all such liens, security interests, Claims and interests shall be deemed extinguished. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Unclassified Claim assumed by it or any cure sum claim without approval by the Bankruptcy Court or the Creditors' Committee and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

C.  Issuance of Shares.

    Upon the Effective Date, the Reorganized Debtor shall cause 4,000 New Common Shares to be issued and delivered to First Source or its designee.

D.  Corporate Governance.

  1.
  General.

      On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor, who shall, thereafter, have responsibility for the management, control and operation of the Reorganized Debtor.

  2.
  Directors and Officers.

      The initial Board of Directors of the Reorganized Debtor shall consist of the following individuals:

        Charles Coudriet

        Nicholas Yakubik

        Jeffrey Cerny

        Martin Tudor

      The following persons shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date until his successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the by-laws:

        Martin Tudor, President and Chief Executive Officer

        Michael Olsen, Vice President and Chief Operating Officer

        John Dailey Kennedy, Vice President and Chief Financial Officer

E.  Corporate Action.

    Prior to, on or after the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor or the Reorganized Debtor, including, without limitation: (a) any restructuring transactions contemplated by the Plan; (b) the election or appointment of directors and officers of the Reorganized Debtor; (c) the New Senior Secured Note, the Revolving Credit Facility and any documents and liens related thereto; (d) the distribution of Cash pursuant to the Plan; (e) the issuance and distribution of the New Common Shares; (f) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; and (g) the adoption, execution, and implementation of other matters provided for under the Plan involving the corporate structure of the Reorganized Debtor, or corporate or other action to be taken by or required of the Reorganized Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date pursuant to Delaware law without any requirement of further action by the stockholders or directors of the Reorganized Debtor.

F.  Resumption of Sales and Returns.

    As soon as practical after the Effective Date, the Reorganized Debtor shall commence the sale and distribution of inventory, the collection of its accounts receivable, and provide its customers with normal industry standard return privileges for all inventory sold pre and post petition.

G.  Payments to Debtor's Estate.

    Not more than 45 days after the end of each calendar quarter commencing with the calendar quarter in which the Effective Date falls, the Reorganized Debtor shall provide the Disbursing Agent and counsel to the Creditors' Committee with a reconciliation of amounts due to the Debtor's Estate, from the sale of Recorded Music and the inventory manufactured after the Effective Date of recordings released to the public by the Debtor prior to the Petition Date, together with the payment that may be due for the prior quarter.

H.  Objections to Claims.

    Except as otherwise provided in the Plan, the Reorganized Debtor, the Debtor's Estate, as well as the Creditors' Committee, shall have the right but not the obligation to object to the Allowance of any Claim and the payment of any distribution to any creditor whose Claim is to be satisfied by the Debtor's Estate, provided that any and all such objections must be filed with the Court within 180 days of the Effective Date. The Debtor's Estate, the Reorganized Debtor and the Creditors' Committee may retain Professionals after the Effective Date for the purpose of prosecuting claim objections and to pay said Professionals from the assets of the Debtor's Estate as an Administrative Expense, subject to Court approval.

I.  Effectuating Documents and Further Transactions.

    Each of the Debtor and the Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

J.  Exemption from Transfer Taxes.

    Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security Interest; (c) the making or assignment of any lease or sublease; (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax, or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

ARTICLE VIII
RELEASES AND INJUNCTIONS

A.  Discharge of Debtor.

    Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of all Claims and Equity Security Interests under the Plan will be in exchange for and in complete satisfaction, discharge, release and cancellation of Claims and Equity Security Interests of any nature whatsoever, including, without limitation, any interest accrued on any Claim from and after the Petition Date, against the Debtor, the Debtor's Estate, the Reorganized Debtor or any of their respective assets and properties. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation shall, as of the Effective Date: (i) discharge the Debtor, the Debtor's Estate and the Reorganized Debtor from all Claims, demands, liabilities, other debts or interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim or Equity Security Interest based on such debt or Equity Security Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Equity Security Interest based on such debt or Equity Security Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (C) the holder of a Claim or Equity Security Interest based on such debt or Equity Security Interest has accepted the Plan; (ii) cancel all Equity Security Interests and other rights of Equity Security Interest holders, and (iii) preclude all persons from asserting against the Reorganized Debtor, its successors, or its assets or properties, any other or further Claim or Equity Security Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

B.  Injunction Related to the Discharge.

    Except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtor or the Reorganized Debtor, or an Equity Security Interest or other right of an Equity Security Interest holder in the Debtor, that are discharged pursuant to the terms of the Plan are permanently enjoined, on and after the Effective Date, from taking any of the following actions on account of any such Claims, debts, liabilities or Equity Security Interests: (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt, liability, Equity Security Interest or right, other than to enforce any right pursuant to this Plan; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, or their property or interests in property, on account of any such Claim, debt, liability or Equity Security Interest; (iii) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, or their property or interests in property on account of any such Claim, debt, liability, or Equity Security Interest; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtor's Estate or the Reorganized Debtor or against their property or interests in property on account of any such Claim, debt, liability, or Equity Security Interest; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Such injunction shall extend to any successor of the Debtor, including, without limitation, the Reorganized Debtor and its respective property and interests in property. Any entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

C.  Terms of Bankruptcy Injunction or Stays.

    All injunctions or stays provided for in section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

D.  Releases by Holders of Claims.

    On the Effective Date, in exchange for and in consideration of, among other things, the making of the $3,635,000 cash contribution to or on behalf of the Debtor's Estate for the benefit of holders of Allowed Claims, the extension of credit to the Reorganized Debtor pursuant to the Exit Financing Facility and the Revolving Loan, and in exchange for the agreement of First Source to subordinate its unsecured claim to the claims of Class 3 Creditors, each holder of a Claim shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits, judgements, damages, rights, and causes of action, whatsoever (other than the right to enforce the Debtor's or the Reorganized Debtor's obligations under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtor, its estate or in connection with this bankruptcy case, the Plan or the Disclosure Statement that occurred or could have occurred on or prior to the Effective Date against

First Source, the Debtor, the Creditors' Committee, and the professionals retained by the Debtor and the Creditors' Committee. The foregoing release shall not constitute a release by the Debtor, the Debtor's Estate or the Reorganized Debtor of any entity against which an Avoidance Action or Litigation Claim may be asserted.

E.  Injunction Related to Releases.

    The Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any Claim, demand, debt, liability, cause of action, right or Equity Security Interest released, discharged or waived pursuant to the Plan against the released parties.

F.  Exculpation.

    From and after the Effective Date, none of the Debtor, the Reorganized Debtor, First Source or the Creditors' Committee or any of their respective members, officers, directors, employees, professionals or other representatives shall have or incur any liability to any holder of a Claim or Equity Security Interest for any act or omission in connection with, related to, or arising out of, the bankruptcy case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims or Avoidance Actions under the Plan), except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Reorganized Debtor, First Source, and the Creditors' Committee and each of their respective members, officers, directors, employees, professionals or other representatives shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

ARTICLE IX
RETENTION OF JURISDICTION

    Notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over the Debtor's bankruptcy case after the Effective Date, including jurisdiction to:

      A.  Allow, disallow, determine, liquidate, classify, estimate or establish the priority of secured or unsecured status of any Claim or Equity Security Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of any Claim;

      B.  Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized by the Bankruptcy Code or the Plan;

      C.  Resolve any matters related to the assumption, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor or Reorganized Debtor may be liable and to hear, determine, and if necessary, liquidate any Claims arising therefrom;

      D.  Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

      E.  Decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

      F.  Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

      G.  Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

      H.  Approve any modification of the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or any modification of the Disclosure Statement, the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

      I.  Hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

      J.  Hear and determine all matters concerning the assertion, allowance or disallowance of any claim;

      K.  Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

      L.  Hear and determine the Avoidance Actions;

      M. Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

      N.  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

      O.  Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; and

      P.  Enter an order closing the Debtor's Bankruptcy Case.

ARTICLE X
PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF CLAIMS

A.  Voting of Claims.

    Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan.

B.  Method of Distribution under the Plan.

  1.
  Generally.

      All distributions under the Plan shall be made by the Disbursing Agent to the holder of each Allowed Claim at the address of such holder as listed on the Schedules, unless the Debtor has been notified in writing of a change of address, by filing a proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules. Nothing contained in the Plan will require the Debtor, Reorganized Debtor, the Creditors' Committee or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

  2.
  Distributions of Cash.

      Except as otherwise specified herein, payments made pursuant to the Plan will be in cash by checks drawn on a domestic bank, or by wire transfer from a domestic bank, in each case, at the option of the Disbursing Agent; provided, however, that cash payments to foreign holders of Allowed Claims may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

  3.
  Timing of Distribution.

      Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.

  4.
  Distributions to Holders as of the Distribution Record Date.

      The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Effective Date, and will be entitled for all purposes to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims as of the close of business on the Effective Date.

C.  Cancellation of Securities, Instruments and Agreements and Interests.

    On the Effective Date all share certificates (including treasury stock), other instruments evidencing Equity Security Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Equity Security Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor under any such share certificates, and other agreements and instruments governing such Equity Security Interests shall be discharged. The holders of or parties to such canceled share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

D.  Release of Liens.

    Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtor's estate or the Reorganized Debtor shall be fully released and discharged.

ARTICLE XI
MISCELLANEOUS PROVISIONS

A.  Payment of Statutory Fees.

    U.S. Trustee fees payable pursuant to section 1930 of Title 28, United Stated Code, shall be paid by the Debtor's Estate until the Debtor's bankruptcy case is closed.

B.  Successors and Assigns.

    The Plan shall be binding upon and inure to the benefit of the Debtor the Reorganized Debtor, First Source, the holders of Claims and Equity Security Interests, and their respective successors and Assigns.

C.  Recognition of Independent Jurisdiction.

    Notwithstanding anything in this Plan to the contrary, the United States District Courts shall exercise original and exclusive jurisdiction over the Class Actions, the settlement thereof, and the licenses issued to the Reorganized Debtor.

PLATINUM ENTERTAINMENT, INC.
	By:	/s/ SHANNON SAEGER Shannon Saeger, Vice President and Treasurer
Daniel A. Zazove
Barbara L. Yong
Karen G. Kranbuehl
Field & Golan 70 W. Madison Street Suite 1500 Chicago, IL 60602 (312) 263-2300
THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
	By:	/s/ [ILLEGIBLE] STUBBS One of Its Members

Melanie Rovner Cohen
Faye B. Feinstein
Altheimer & Gray 10 S. Wacker Drive, Suite 4000 Chicago, IL 60606 (312) 715-4000

ATTACHMENT A

Platinum Entertainment Executory Agreements

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Mighty Clouds of Joy				Exclusive Artist		115,000.00	Assume
Rodney Carrington	Platinum Entertainment, Inc.	R. Carrington live album	0-15095-9360-2-8	album license	10/19/2004	36,720.13	Assume
Concor LLC	Platinum Entertainment, Inc.	Earl Thomas Conley album	15095-9299-2/4	album license	1/1/2003	9,708.11	Assume
Time Rite, Inc.	Platinum Entertainment, Inc.	Big Band Xmas album	15095 1808 2	album license	6/30/2008	4,731.51	Assume
Global Disc		Rhythm & Smoke	1509595422	album license		4,711.48	Assume
Bobby Goldsboro	Platinum Entertainment, Inc.	Greatest Hits album	0-15095-9586-2-4	album license	10/18/2002	3,448.11	Assume
Bernard Woodside	Platinum Entertainment, Inc.	Best of James Hall	15095 5371 2	single master license	4/18/2005	2,909.68	Assume
Jonathan Productions	Platinum Entertainment, Inc.	Wishing Upon A Star	0-15095-3731-2-0	album license	1/18/2004	2,178.96	Assume
Woodside Group, Inc.	Intersound, Inc.	James Hall album	15095-9131 2/4	album license	8/15/2004	1,277.84	Assume
Heavenly Records	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530 2/4	single master license	4/1/2001	997.42	Assume
Vendia Entertainment APS	Platinum Entertainment, Inc.	10 broadway albums	15095-2701-2710	album license	3/23/2004	765.20	Assume
Jonathan Productions	Platinum Entertainment, Inc.	Unchained Melody 4 disc set	0-15095-1436-2-4	album license	10/1/2003	630.38	Assume
Polymedia	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530 2/4	single master license	4/1/2001	502.68	Assume
Triple X Records	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	278.93	Assume
Fantasy, Inc.	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	278.93	Assume
Bill Kelly	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	278.93	Assume
Jeff Gordon	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	278.93	Assume
XL Recordings Ltd.	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	137.94	Assume
Gonzales Family	Platinum Entertainment, Inc.	2 albums	51416-1136 & 1137	album license	Life of (C)	0.00	Assume
Columbia House Records		Record Club Deal		Record Club Distribution		0.00	Assume
Columbia House Records-Canada		Record Club Deal		Record Club Distribution		0.00	Assume
Univeral Songs		Europe		Sub-Publishing Agreement		0.00	Assume
Ninja Tune	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(0.96)	Assume
Robbins Entertainment	Intersound, Inc.	Best Of Kram—master use	0-15095-8161-4-6	single master license	10/30/2002	(360.24)	Assume
Moe Bandy	Platinum Entertainment, Inc.	Best Of album	0-15095-9353-2-8	album license	9/9/2001	(437.97)	Assume
Moe Bandy	Platinum Entertainment, Inc.	Act Naturally	0-15095-9330-2-7	album license	7/1/2004	(437.97)	Assume
Music City	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	(471.07)	Assume
Sm:)e Communications	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(499.02)	Assume
Igo Ego	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(503.02)	Assume
Cleopatra Records	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(700.64)	Assume
Jonathan Productions	Platinum Entertainment, Inc.	Arpin movie album	15095 3713 2	album license	4/27/2003	(734.90)	Assume
Liquid Sky Music	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(804.52)	Assume
Asphodel Records	Platinum Entertainment, Inc.	Elektronika Vol. 2	15095-9530-2/4	single master license	4/1/2001	(809.48)	Assume
T. G. Shepard	Intersound, Inc.	Live! album	0-15095-9333-2-4	album license	3/31/2004	(852.40)	Assume
Pravda Records	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	(932.14)	Assume
Nate Dungan d/b/a Trailer Trash	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	(942.14)	Assume
Gallery Records	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,002.19)	Assume
Steve Simpson p/k/a Banjomania	Intersound, Inc.	Dueling Banjomania album	0-15095-9289-2-4	album license	10/1/2002	(1,103.99)	Assume
Blue Meteor Records	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,211.95)	Assume
Higher Octave Music	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,212.19)	Assume
Raven Recording	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,212.19)	Assume
Solid Air Music	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,212.19)	Assume

1

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Sugo Music	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,212.19)	Assume
Oh Boy Records	Platinum Entertainment, Inc.	Trailer Trash Christmas	15095-3748-2	single master license	9/21/2004	(1,221.07)	Assume
Word Entertainment	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,297.99)	Assume
Miramar Recordings	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,362.19)	Assume
Deep Cave Records	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,778.83)	Assume
Universal Music Special Mkts	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(1,794.40)	Assume
Real Music	Platinum Entertainment, Inc.	Indigo Moods	15095-9519-2/4	single master license	4/28/2001	(3,011.27)	Assume
Fixit Records	Intersound, Inc.	Gospel Greats albums	15095-9171 & 9172	album license	2/1/2001	(3,263.01)	Assume
Fixit Records	Intersound, Inc.	2 gospel albums	15095-9210,9245,9246	album license	1/1/2002	(3,263.01)	Assume
Global Disc		Songs from the Heart of Cuba	1509595542	album license		(3,432.90)	Assume
Hobbs, Becky	Intersound, Inc.	From Oklahoma With Love	0-15095-9613-2-7	album license	3/26/2001	(3,469.00)	Assume
Mater Music	Platinum Entertainment, Inc.	David Benoit album	15095 3711 2	album license	5/31/2003	(4,154.62)	Assume
Lowen & Navarro	Platinum Entertainment, Inc.	Live Wire album	0-15095-3595-2-0	album license	9/1/2002	(4,738.00)	Assume
Bass Creations Prod.	Intersound, Inc.	2 bass albums	15095-8115 & 8152	album license	2/20/2002	(6,823.73)	Assume
Grand Entertainment LLC	Intersound, Inc.	Best Of Ronnie McDowell	0-15095-9335-2-2	album license	4/1/2001	(11,241.54)	Assume
Adventure Mediaworks, Inc.	Platinum Entertainment, Inc.	Steel Cowboys album	0-15095-9352-2-9	album license	2/3/2004	(11,722.28)	Assume
Profile Publishing & Management	Platinum Entertainment, Inc.	Roger Daltry DVD	0-15095-2301-2-6	album license	2/15/2005	(13,540.41)	Assume
Global Disc		Cubamar	1509595742	album license		(14,792.06)	Assume
PRO Group, Inc.	Platinum Entertainment, Inc.	Tim Briggs album	15095-9297-2/4	album license	1/27/2003	(15,430.67)	Assume
Brooklyn Music Ltd.	Platinum Entertainment, Inc.	Frankie Bones album	0-15095-9582-2-8	album license	7/1/2006	(17,244.20)	Assume
Click Records, Inc.	Platinum Entertainment, Inc.	Spinners album	0-15095-9550-2-9	album license	9/28/2001	(17,312.48)	Assume
Drivin' N' Cryin' Records	Platinum Entertainment, Inc.	Drivin' N' Cryin' Live album	0-15095-9580-2-0	album license	7/1/2004	(17,858.31)	Assume
Brooklyn Music Ltd.	Platinum Entertainment, Inc.	Atomic Babies album	0-15095-9589-2-1	album license	7/1/06?	(19,714.89)	Assume
Barry Martin	Platinum Entertainment, Inc.	Barry martin album	0-15095-9356-2-5	album license	7/13/2004	(20,769.64)	Assume
Q&M Enterprises	Platinum Entertainment, Inc.	2 Judy Collins album	15095 3752 & 3718	album license	8/25/2003	(22,592.01)	Assume
Samsung Music	Platinum Entertainment, Inc.	Ricky Lawson album	0-15095-9568-2-8	album license	6/22/2009	(29,295.94)	Assume
Global Disc		Cubamania	1509595642	album license		(32,193.54)	Assume
Global Disc		Cubamania DVD	1509523152	album license		(33,001.70)	Assume
Kram Records	Intersound, Inc.	Best Of Kram album	0-15095-8161-2-2	album license	10/30/2002	(33,887.74)	Assume
Profile Publishing & Management	Platinum Entertainment, Inc.	Roger Daltry album	7-51416-1377-2-8	album license	2/15/2005	(36,502.93)	Assume
Double O Promotions Ltd.	Platinum Entertainment, Inc.	Pete Townshend Live album	0-15095-9555-2-4	album license	7/27/2009	(40,603.04)	Assume
Crystal Gayle Enterpirses	Platinum Entertainment, Inc.	Crystal sings Hoagy album	15095-9362-2/4	album license	10/19/2002	(42,400.52)	Assume
Samsung Music	Platinum Entertainment, Inc.	Patti Austin album	0-15095-9576-2-7	album license	8/24/2009	(46,056.78)	Assume
Lethal Ron Corp.	Platinum Entertainment, Inc.	Rick Springfield album	15095 9561 2	album license	Life of (C)	(61,641.76)	Assume
Soul Music Festival Prods.	Intersound, Inc.	Sinbad Summer Jam 1 & 2	15095-9187 & 9225	album license	7/1/2001	(72,185.24)	Assume
Parsonics, Ltd.	Platinum Entertainment, Inc.	Alan Parsons album	7-51416-1237-2-1	album license	6/24/2003	(126,059.41)	Assume
EarthSea Records	Platinum Entertainment, Inc.	various albums	various	album license	2007-08	(188,717.74)	Assume
Over The Edge	Platinum Entertainment, Inc.	Ellington tribute album	0-15095-3767-2-5	album license	3/14/2005		Assume
Kalmar AC, Inc		Forklift		Equipment Lease			Assume
Graybar		Phone System		Equipment Lease			Assume
Diamond/Diesel Music				Exclusive Artist			Assume/Pending Negotiation
Smash Task/Diesel Music				Exclusive Artist			Assume/Pending Negotiation

2

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Princess/Diesel Music				Exclusive Artist			Assume/Pending Negotiation
Diesel Music				Exclusive Artist			Assume/Pending Negotiation
She'kspere				Exclusive Artist			Assume/Pending Negotiation
Johnny Gill				Exclusive Artist			Assume/Pending Negotiation
Total Cost of Cures/Assumptions						184,835.16
32 Records—Essential Blues, Vol. 3				single master license	5/20/2004		Reject
4-Sight Entertainment	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
4-Sight Entertainment	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	1/27/2002		Reject
4-Sight Entertainment	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/26/2000		Reject
4-Sight Entertainment	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	Sep-00		Reject
ABKCO Music—Luther Allison DVD				synch	6/30/2003		Reject
ABKCO Music—Nashville Sounds DVD				synch	4/24/2003		Reject
All American Music Group	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2001		Reject
All American Music Group	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
All American Music Group	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/15/2002		Reject
All American Music Group	Intersound, Inc.	Can't Get…Vol. 2	15095 9502 2/4	single master license	10/15/2001		Reject
Alligator—Barbecue Blues				single master license	6/23/2003		Reject
Alligator—Chicago Blues				single master license	4/1/2002		Reject
Alligator—Double Crossing Blues				single master license	5/19/2003		Reject
Alligator—Essential Blues, Vol. 2				single master license	11/30/2000		Reject
Alligator—Essential Blues, Vol. 3				single master license	4/7/2004		Reject
Alligator—Essential Women				single master license	10/29/2001		Reject
Alligator—Piano				single master license	6/12/2002		Reject
Alligator—Roadhouse Blues				single master license	1/2/2002		Reject
Alligator—Texas Blues				single master license	4/29/2002		Reject
Alligator Records—Defiance Blues				single master license	4/28/2003		Reject
Alligator Records-Luther Allison Live in Paradise				synch	10/3/2003		Reject
American Express Travel							Reject
Americus Art Music Publishers—Seasons DVD				synch	5/19/2003		Reject
Antone's—Chicago Blues				single master license	4/11/2007		Reject
Antone's—Essential Women				single master license	9/27/2006		Reject
Antone's—Piano				single master license	6/12/2007		Reject
Antone's—Texas Blues				single master license	4/29/2007		Reject
Antone's Records—House Rent Party				single master license	7/21/2008		Reject
Arhoolie—Essential Blues, Vol. 2				single master license	11/30/2001		Reject
Arhoolie Records—Defiance Blues				single master license	4/28/2001		Reject
Arista—Essential Blues, Vol. 1				single master license	10/12/2004		Reject
Arista—Essential Blues, Vol. 2				single master license	9/15/2001		Reject
Arista—Jingle Blues				single master license	10/6/2003		Reject
Arista Records, Inc.	Intersound, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/31/2003		Reject

3

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Arista Records, Inc.	Intersound, Inc.	Can't Get…Vol.1	15095 9500 2/4	single master license	4/3/2001		Reject
Ascap		Internet Performance License		Internet Performance License			Reject
AVI—Essential Blues, Vol. 2				single master license	6/1/2003		Reject
Backstage Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Bad Love Music—Luther Allison DVD				synch	6/30/2003		Reject
Bad Love Music—Walter Trout DVD				synch	6/30/2003		Reject
Bayside U.K.		U.K.		Sub Distibution Agreement		Reject
Benz Records, Inc.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Benz Records, Inc.	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Benz Records, Inc.	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/3/2002		Reject
Benz Records, Inc.	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/22/2000		Reject
Benz Records, Inc.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	9/24/2000		Reject
Benz Records, Inc.	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Bessie Blue Music—Luther Allison DVD				synch	6/30/2003		Reject
Big Du Entertainment	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Big Foot Records	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Big Oomp Records	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Bill Moss p/k/a Voice		Exclusive Artist Agreement		Exclusive Artist Agreement			Reject
Black Label Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Black Top—Essential Blues, Vol. 3				single master license	4/15/2009		Reject
Black Top—Texas Blues				single master license	4/29/2007		Reject
Blind Pig—Chicago Blues				single master license	4/11/2002		Reject
Blind Pig—Roadhouse Blues				single master license	12/12/2001		Reject
Blind Pig—Smokey Blues				single master license	12/12/2001		Reject
Blind Pig Records—Barbecue Blues				single master license	6/23/2003		Reject
Blind Pig Records—Essential Blues, Vol. 3				single master license	4/21/2004		Reject
Blue Suit—Piano				single master license	6/12/2007		Reject
BMG—Defiance Blues				single master license	9/14/2000		Reject
BMG Entertainment/RCA	Intersound, Inc.	Can't Get…Vol. 2	15095 9502 2/4	single master license	10/15/2001		Reject
BMG Music—Barbecue Blues				single master license	6/23/2001		Reject
BMG Music—Nashville Sounds DVD				synch	5/19/2003		Reject
BMG Music Canada	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/23/2003		Reject
BMG Special Products	Intersound, Inc.	Before X	0-15095-9524-2-4	manufacturing	9/23/2000		Reject
BMG Special Products—Essential Women in Blues				single master license	1/28/2003		Reject
BMI		Internet Performance License		Internet Performance License			Reject
Breakaway Entertainment	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Brett Edgar	Intersound, Inc.	Elektonika Vol. 1	15095 9516 2/4	single master license	5/28/2002		Reject
Bridgeport Music—George Clinton DVD				synch	6/30/2003		Reject
Brooklyn Music Ltd.	Platinum Entertainment, Inc.	Distribution Agreeemnt		Distribution Agreement			Reject
Brother Publishing—Nashville Sounds DVD				synch	3/20/2005		Reject
Buda Musique—House Rent Party				single master license	7/21/2008		Reject
Caroline Records, Inc.	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/27/2001		Reject

4

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Catherine Wilson	Intersound, Inc.	Palm Court Encores	0-15095-0565-2-8	album license	9/1/2001		Reject
CEMA—Jingle Blues				single master license	10/6/2001		Reject
Central South Distribution		Christian Booksellers		Distribution Agreement			Reject
Chicago Tourism & Trade Board	Platinum Entertainment, Inc.	Do The Milly single	51416 3027 2	album license	9/1/2002		Reject
Ciani Musica, Inc.	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	2/18/2002		Reject
City of Angels	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Clean Cuts—Piano				single master license	6/12/2002		Reject
Cleopatra Records, Inc.	Intersound, Inc.	Elektonika Vol. 1	15095 9516 2/4	single master license	5/27/2002		Reject
Cleveland City Records Ltd	Intersound, Inc.	EuroMix	15095 9505 2/4	single master license	11/15/2001		Reject
Cleveland City Records Ltd	Intersound, Inc.	Better Get Vol 1	15095 9501 2/4	single master license	4/15/2001		Reject
Click Boom Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/27/2002		Reject
Click Boom Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/22/2000		Reject
CMC International	Platinum Entertainment, Inc.	John Denver album	7-51416-1360-2-8	album license	11/18/2002		Reject
Colossal Music and Film—HOB Swings				single master license	1/26/2002		Reject
Cooper Music—Nashville Sounds DVD				synch	6/30/2003		Reject
Critique Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/27/2002		Reject
Critique Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	9/23/2000		Reject
Critique Records	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/15/2002		Reject
Cutting Records, Inc.	Intersound Music	Better Get…Vol 2	15095 9503 2/4	single master license	6/27/2001		Reject
da music, inc.—Defiance Blues				single master license	4/28/2003		Reject
Dancing Cat Productions, Inc.—Forbidden Forest DVD				synch	5/19/2003		Reject
Danka				Konika Copiers	Equipment Lease		Reject
Dave Minner	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Dave Morgan and Vikki Aspinall trading as Fresh Records	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/15/2002		Reject
Dave Morgan and Vikki Aspinall trading as Fresh Records	Intersound, Inc.	EuroMix	15095 9505 2/4	single master license	11/15/2001		Reject
David Yakobian	Intersound, Inc.	varous Jewish	15095 5200-5203	album license	12/28/00**		Reject
Dayspring Music Inc. (Word)—AC DVD				synch	11/16/2004		Reject
Deep Cave Records	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	3/25/2002		Reject
Delmark—Essential Blues, Vol. 2				single master license	6/14/2005		Reject
Delmark—Essential Blues, Vol. 3				single master license	6/30/2002		Reject
Delmark—Essential Roadhouse Blues				single master license	12/20/2002		Reject
Delmark—Essential Smokey Blues				single master license	12/12/2002		Reject
Delmark—Essential Women in Blues				single master license	8/28/2002		Reject
Denon Records	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Denon Records—House Rent Party				single master license	7/21/2008		Reject
Derek Trucks c/o The Derek Trucks Band				Exclusive Artist			Reject
Dionne Warwick c/o KMBA				Exclusive Artist Agreement	Exclusive Artist Agreement		Reject
Distrimusic S.A.		Spain		Sub Distibution Agreement			Reject
Dixie Stars Music (HFA)—Country DVD				synch	8/10/2004		Reject
DM Records	Platinum Entertainment, Inc.	Gospel Gold 2 comp.	n/a	single master license	deal memo		Reject
DM Records	Platinum Entertainment, Inc.	Funk comp.	n/a	single master license	deal memo		Reject
DM Records	Platinum Entertainment, Inc.	Mass Choirs comp.	n/a	single master license	deal memo		Reject

5

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Drive Entertainment—Essential Women				single master license	8/28/2001		Reject
Duke Weeks				Building Lease	Real Estate Lease		Reject
Dureco B.V				Benelux	Sub Distibution Agreement		Reject
Dyna Products Inc.				Phillipines	Sub Distibution Agreement		Reject
Earwig—Chicago Blues				single master license	4/11/2007		Reject
Earwig—Roadhouse Blues				single master license	11/5/2006		Reject
Efrem Productions	Intersound, Inc.	various albums	various	album license	???		Reject
Efrem Productions		Legends					Reject
EKG Records	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
EMI—Double Crossing Blues				single master license	5/19/2001		Reject
EMI—Essential Blues, Vol. 3				single master license	3/29/2002		Reject
EMI—House Rent Party				single master license	3/14/2001		Reject
EMI—Snow/Bromberg DVD				synch	6/30/2003		Reject
EMI Blackwood Music—Essential Gospel DVD				synch	6/30/2001		Reject
EMI Music Pub.—Country Collection DVD				synch	8/23/2004		Reject
EMI-Capitol Special Markets	Intersound, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	7/31/2000		Reject
EMI-Capitol Special Mkts	Intersound, Inc.	Gooey Love Songs	0-15095-9525-2-3	manufacturing	12/1/2000		Reject
Enso Audio Imaging		Internet Audio Samples					Reject
Epitaph—Essential Blues, Vol. 3				single master license	4/6/2004		Reject
Essence Records	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	1/17/2002		Reject
Evidence—Piano				single master license	6/12/2007		Reject
Ex-It Records	Intersound, Inc.	Can't Get…Vol. 2	15095 9502 2/4	single master license	10/15/2001		Reject
Eyeball—Luther Allison DVD				synch	6/30/2003		Reject
Fantasy—Double Crossing Blues				single master license	5/19/2003		Reject
Fantasy—Essential Blues, Vol. 1				single master license	11/18/2004		Reject
Fantasy—Guitar				single master license	6/12/2002		Reject
Fantasy—Harmonica				single master license	6/12/2002		Reject
Fantasy—Piano				single master license	6/12/2002		Reject
FFRR/Polymedia	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Figs. D Music—Bellamy Brothers Latest and Greatest 13 Video Hits				synch	7/23/2001		Reject
Fortune Records—Barbecue Blues				single master license	6/23/2008		Reject
Fresh Records	Intersound, Inc.	Better GetVol 2	15095 9503 2/4	single master license	7/1/2001		Reject
Funky Tech	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Gator Records		Distribution Agreeement			Distribution Agreeement		Reject
George Lukan	Intersound, Inc.	2 RPO albums	15095-4516 & 4517	album license	1/1/2001		Reject
Goldband—Texas Blues				single master license	4/29/2002		Reject
Golden Rule Printing							Reject
Greg Taylor d/b/a Rimshop Records	Platinum Entertainment, Inc.	N.E.W.S. album	15095 9558 2	production			Reject
GTSP Records	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	1/31/2002		Reject
Hallucination Records	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Hardkiss Records	Intersound, Inc.	Elektonika Vol. 1	15095 9516 2/4	single master license	5/29/2002		Reject
Harry Tobias Music—Snow/Bromberg DVD				synch	6/30/2003		Reject

6

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
High Tone—HOB Swings				single master license	1/26/2004		Reject
Higher Octave Music	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Hightone—Essential Blues, Vol. 3				single master license	6/30/2004		Reject
Hip Rock Records, Inc.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Hip Rock Records, Inc.	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/4/2002		Reject
Hip Rock Records, Inc.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	9/24/2000		Reject
House of Blues	Platinum Entertainment, Inc.	Joint Venture Agreement		Joint Venture	Aug-01		Reject
Howlin' Hits Music—Luther Allison DVD				synch	6/30/2003		Reject
Ice Cold Records	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
Ichiban—Essential Women				single master license	8/6/2006		Reject
Ichiban Records, Inc.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Ichiban Records, Inc.	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Ichiban Records, Inc.	Intersound, Inc.	The Hit List	15095 9285 2/4	single master license	7/22/2002		Reject
Ichiban Records, Inc.	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
Ichiban Records, Inc.	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/7/2002		Reject
Ichiban Records, Inc.	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/20/2000		Reject
Ichiban Records, Inc.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	9/30/2000		Reject
Ichiban Records, Inc.	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
ID Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/4/2002		Reject
ID Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	9/23/2000		Reject
Imaginary Road Music—Forbidden Forest DVD				synch	5/19/2003		Reject
In Akustick GMBH		Germany		Sub Distibution Agreement			Reject
IOS Capital		Ricoh Afico Copiers		Equipment Lease			Reject
IOS Capital		Jetfax		Equipment Lease			Reject
IOS Capital		Cannon CLC 1150		Equipment Lease			Reject
IOS Capital		Canon Fax		Equipment Lease			Reject
IRS Records	Intersound, Inc.	Can't Get...Vol.1	15095 9500 2/4	single master license	4/30/2001		Reject
Irving Music—Nashville Sounds DVD				synch	5/19/2003		Reject
Irving/Almo Music—Luther Allison Live In Paradise				synch	10/6/2003		Reject
Irving/Almo Music—Luther Allison DVD				synch	6/30/2003		Reject
Ixthuluh Music				Sub Distibution Agreement			Reject
Jewel—Chicago Blues				single master license	4/11/2002		Reject
Jobete Music, Inc. (HFA)	CGI Records, Inc.	Allen & Allen video	51416 9010 3	synch	11/7/2000		Reject
Joey Boy Records, Corp.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Joey Boy Records, Corp.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	9/22/2000		Reject
Joey Boy Records, Corp.	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/27/2001		Reject
Joey Boy Records, Corp.	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Jom Messina	Platinum Entertainment, Inc.	Jim Messina album	7-51416-1175-2-2	album license	1/10/2001		Reject
Judy S.A.		Mexico		Sub Distibution Agreement			Reject
JVC Music, Inc.	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Kelly Reverb	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Koch—Chicago Blues				single master license	4/11/2002		Reject

7

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Koch—Piano				single master license	6/12/2002		Reject
Koch—Smokey Blues				single master license	12/5/2001		Reject
Kryptic Records, Inc.	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
K-Tel Switzerland		Switzerland		Sub Distibution Agreement			Reject
Lil' Joe Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	2/5/2002		Reject
Lilly Mack Publishing	CGI Records, Inc.	Allen & Allen video	51416 9010 3	synch	7/30/2001		Reject
Live on the Net		Internet Distribution		Internet Agreement			Reject
Logic Records GmbH	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	12/4/2003		Reject
Longitude Music—Luther Allison DVD				synch	6/30/2003		Reject
Lunar Eclipse	Intersound, Inc.	various gospel	various	album license	4/9/2001		Reject
Lunar Eclipse	Platinum/CGI Records	various gospel	51416 1314 & 1372	album license			Reject
M.C. Records—Defiance Blues				single master license	4/28/2008		Reject
Many Edizioni Musicali Srl.	Intersound, Inc.	Can't Get...Vol.1	15095 9500 2/4	single master license	4/30/2001		Reject
Mastersound Prod., Inc.	Platinum Entertainment, Inc.	various albums	various	album license	2/26/2001		Reject
Maucere Music		Nashville Office Sub-Let					Reject
MCA—Essential Blues, Vol. 1				single master license	1/1/2001		Reject
MCA—Essential Blues, Vol. 3				single master license	6/22/2002		Reject
MCA Music Publishing	Platinum Entertainment, Inc.	Essential Gospel video	51415 9011 3	synch	1/23/2003		Reject
MCA Music Publishing—Essential Gospel DVD				synch	6/30/2003		Reject
Miami Soul Records	Intersound, Inc.	Can't Get...Vol. 2	15095 9502 2/4	single master license	10/15/2001		Reject
Ministry of Sound Recordings Limited	Intersound, Inc.	EuroMix	15095 9505 2/4	single master license	11/15/2001		Reject
Mirror Image Entertainment	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Mirror Image Entertainment	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Mirror Image Entertainment	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Modern Blues—Piano				single master license	6/12/2002		Reject
Moonshine Music	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Mother Bertha Music, Inc.—AC DVD				synch	7/27/2004		Reject
Mother Bertha Music, Inc.—Nashville Sounds DVD				synch	4/24/2003		Reject
Moulin D'Or Recordings	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	1/17/2002		Reject
Mulatto Entertainment	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Muse, Inc. 6x6		Production Deal					Reject
Muse/6 X 6 Records	Platinum Entertainment, Inc.	various albums	various	production			Reject
Music Collection Ltd.—Double Crossing Blues				single master license	5/19/2003		Reject
Music Connection Corporation		MusicMaker.com		Marketing Agreeemnt			Reject
Music Corporation of America	Platinum Entertainment, Inc.	Allen & Allen video	51416 9010 3	synch	1/23/2003		Reject
Network Records UK/Best Beat Dance Ltd.	Intersound, Inc.	EuroMix	15095 9505 2/4	single master license	11/15/2001		Reject
Neurodisc Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	12/20/2001		Reject
Neurodisc Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/26/2000		Reject
Neurodisc Records	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	10/3/2000		Reject
New Executive Music—Nashville Sounds DVD				synch	6/30/2003		Reject
New Music International Srl.	Intersound, Inc.	EuroMix	15095 9505 2/4	single master license	10/15/2001		Reject
Nomrah Records, Inc.	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/27/2001		Reject

8

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Pamela L. Lewis Enterprises		Nashville Office Lease		Nashville Office Lease			Reject
Pandisc Music Corp.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003	Reject
Pandisc Music Corp.	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Pandisc Music Corp.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	10/14/2000		Reject
Panic Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Paul Simon Music—Snow/Bromberg DVD				synch	6/30/2003		Reject
Pavone Records	Intersound, Inc.	Dance Trip 2000	15095 9509 2/4	single master license	12/18/2003		Reject
Pavone Records	Intersound, Inc.	Total Ritmo	15095 9513 2/4	single master license	Nov-03		Reject
Pelter Corporation	Intersound, Inc.	Frank Pellico album	0-15095-3519-2-0	album license	5/1/2008		Reject
Pitney Bowes		Atlanta Mailing equipment		Equipment Lease			Reject
Pitney Bowes		Atlanta shipping Equipment		Equipment Lease			Reject
Pitney Bowes		Nashville Mailing Equipment		Equipment Lease			Reject
Polydor/Universal Muisc—Big Daddy Kinsey "Ramblin' Man" album license				album license	5/28/2004		Reject
Polydor/Universal Music—Billy Branch "Satisfy Me" album license				album license	5/28/2004		Reject
Polygram—Essential Blues, Vol. 2				single master license	10/1/2003		Reject
Polygram—Essential Women				single master license	10/14/2001		Reject
Polygram—Texas Blues				single master license	6/9/2002		Reject
Polygram Canada Inc.	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	6/12/2003		Reject
Polygram Special Markets	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	3/17/2002		Reject
Polymedia	Intersound, Inc.	Booty Mix 3	15095 9526 2/4	single master license	4/14/2003		Reject
Polymedia—Barbecue Blues				single master license	6/23/2001		Reject
Polymedia—Defiance Blues				single master license	4/28/2001		Reject
PolyMedia—Essential Blues Vol. 1				single master license	3/14/2003		Reject
Polymedia—Essential Blues, Vol. 2				single master license	10/1/2003		Reject
Power Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Power Records	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Power Records	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Pravda—Trailer Trash Christmas				single master license	9/21/2004		Reject
Primedia Music	Platinum Entertainment, Inc.	Six (6) dance albums	15095 4801-4806	album license	7/1/2003		Reject
Primedia Record Company		South Africa		Sub Distibution Agreement			Reject
Priority Records	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2002		Reject
Profile Records, Inc.	Intersound, Inc.	The Hit List	15095 9285 2/4	single master license	12/2/2002		Reject
Ravensong Music (HFA)—Country DVD				synch	8/10/2004		Reject
RCA Records Label	Intersound, Inc.	Can't Get…Vol.1	15095 9500 2/4	single master license	5/1/2001		Reject
Relic—Chicago Blues				single master license	4/11/2002		Reject
Restless Records	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Restless Records	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Rhino—Defiance Blues				single master license	4/28/2001		Reject
Rhyme & Cartel	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Rip It Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Rip It Records	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
Rip It Records	Intersound, Inc.	Booty Mix 2	15095 9510 2/4	single master license	3/15/2002		Reject

9

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Rip It Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	9/2/2000		Reject
Rip It Records	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Rooster—Chicago Blues				single master license	4/11/2002		Reject
Rounder—Essential Women				single master license	8/28/2001		Reject
Rounder—Piano				single master license	6/12/2002		Reject
Rounder—Roadhouse Blues				single master license	1/6/2002		Reject
Rounder—Smokey Blues				single master license	1/6/2002		Reject
Rounder—Texas Blues				single master license	4/29/2002		Reject
Rounder Records—Essential Blues, Vol. 3				single master license	6/30/2004		Reject
Rounder Records—House Rent Party				single master license	7/21/2003		Reject
Rykodisc—Defiance Blues				single master license	4/28/2003		Reject
Rykodisc—Piano				single master license	9/9/2002		Reject
RYTVOC, Inc.—Snow/Bromberg DVD				synch	6/30/2003		Reject
Saber Records, Inc.	Intersound, Inc.	Can't Get…Vol. 2	15095 9502 2/4	single master license	8/29/2001		Reject
Screen Gems-EMI Music (HFA).	CGI Records	Essential Gospel video	51415 9011 3	synch	1/23/2001		Reject
SESAC		Internet Performance License		Internet Performance License			Reject
Silver Wave Records, Inc.	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	2/7/2002		Reject
Slick Fork Music—Snow/Bromberg DVD				synch	6/30/2003		Reject
Sm:)e Communications, LLC	Intersound, Inc.	Elektonika Vol. 1	15095 9516 2/4	single master license	9/23/2002		Reject
SOH Distributors Network	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
SOH Distributors Network	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/26/2000		Reject
Songs of Polygram—Nashville Sounds DVD				synch	5/19/2003		Reject
Songs of Polygram Int'l—George Clinton DVD				synch	6/30/2003		Reject
Sony—Barbecue Blues				single master license	6/23/2001		Reject
Sony—Defiance Blues				single master license	4/28/2001		Reject
Sony—Jingle Blues				single master license	10/6/2001		Reject
Sony- Double Crossing Blues				single master license	5/19/2001		Reject
Sony Music Special Prod.	Intersound, Inc.	RFM Vol. 2	0-15095-9295-2-5	manufacturing	2001		Reject
Sony Music Special Prod.	Intersound, Inc.	Flashback Flix	0-15095-9532-2-3	manufacturing	2001		Reject
Sony Music Special Products	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2002		Reject
Southfield Music—George Clinton DVD				synch	6/30/2003		Reject
SPEBSQA	Intersound, Inc.	Barbershop albums	various	album license	1/1/2006		Reject
St. George—Chicago Blues				single master license	4/11/2002		Reject
Storeyville Records—House Rent Party				single master license	7/21/2008		Reject
Story Songs, Ltd./The Book of Chapin DVD				synch	6/30/2003		Reject
Storyville—Essential Blues, Vol. 3				single master license	5/3/2009		Reject
Strafe Entertainment Corp.	Intersound, Inc.	Can't Get…Vol.1	15095 9500 2/4	single master license	4/24/2001		Reject
Street Street Entertainment	Platinum Entertainment, Inc.	Bootleg Booty 2	15095 9536 2/4	single master license	7/1/2001		Reject
Strictly Rhythm Records, Inc.	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	12/19/2001		Reject
Strictly Rhythm Records, Inc.	Intersound, Inc.	Better Get…Vol 1	15095 9501 2/4	single master license	1/1/2001		Reject
Strictly Rhythm Records, Inc.	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	7/28/2001		Reject
Strictly Rhythm Records, Inc.	Intersound, Inc.	Better Get…Vol 2	15095 9503 2/4	single master license	7/24/2001		Reject

10

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Strictly Rhythm Records, Inc.	Intersound, Inc.	Better Get...Vol 2	15095 9503 2/4	single master license	5/15/2001		Reject
Strong—Un D Nyable Entertainment		Exclusive Artist Agreement		Exclusive Artist Agreement			Reject
Sweet Jelly Roll Music—Snow/Bromberg DVD				synch	6/30/2003		Reject
TeeVee Toons, Inc.	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	10/15/2000		Reject
TeeVee Toons, Inc.	Intersound, Inc.	Can't Get...Vol.1	15095 9500 2/4	single master license	4/16/2001		Reject
Telstar Independent Records Limited	Intersound, Inc.	Better Get...Vol 2	15095 9503 2/4	single master license	8/1/2001		Reject
Terri Carroll		Exclusive Artist Agreement		Exclusive Artist Agreement			Reject
Thump Records, Inc.	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/15/2002		Reject
Time Bomb Recordings—HOB Swings				single master license	1/26/2004		Reject
Time Line Productions	Intersound, Inc.	Full Moon	15095 3577 2/4	single master license	3/12/2002		Reject
Tommy Boy Music	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/1/2004		Reject
Touchwood Records	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	9/23/2000		Reject
Trio Music Co., Inc.—Nashville Sounds DVD				synch	6/30/2003		Reject
Tuff City—Barbecue Blues				single master license	6/23/2003		Reject
Tuff City—Guitar				single master license	6/12/2002		Reject
Tuff City—Piano				single master license	6/12/2002		Reject
Tuff City—Roadhouse Blues				single master license	1/2/2002		Reject
Tuff City Records—House Rent Party				single master license	7/21/2003		Reject
Universal—Essential Blues, Vol. 3				single master license	6/22/2002		Reject
Universal—Barbecue Blues				single master license	6/23/2001		Reject
Universal—Defiance Blues				single master license	4/28/2001		Reject
Universal—Double Crossing Blues				single master license	5/19/2001		Reject
Universal—House Rent Party				single master license	7/21/2001		Reject
Universal—Jingle Blues				single master license	10/6/2002		Reject
Universal—Piano				single master license	9/9/2000		Reject
Universal Music Special Markets	Intersound, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Universal Music Special Markets, Inc.	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/27/2001		Reject
Universal Music Special Mkts	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/31/2001		Reject
Universal Music Special Mkts.	Intersound, Inc.	Squeeze The Cheeze	0-15095-9521-2-7	manufacturing	8/8/2000		Reject
Universal Music Special Mkts.	Intersound, Inc.	Cryin', Lyin'...	0-15095-9529-2-9	manufacturing	3/11/2001		Reject
Upstairs Records, Inc.	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/15/2002		Reject
Vanguard Records	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Vanguard/Welk—Essential Blues, Vol. 3				single master license	4/7/2004		Reject
Vee Jay—Essential Blues, Vol. 3				single master license	4/7/2004		Reject
Vee Jay—Guitar				single master license	6/12/2002		Reject
Vee Jay—Harmonica				single master license	6/12/2002		Reject
Vee Jay Partnership Ltd.—House Rent Party				single master license	7/21/2003		Reject
Viceroots—Smokey Blues				single master license	12/10/2006		Reject
Virgin—Double Crossing Blues				single master license	5/19/2003		Reject
Virgin—Essential Blues, Vol. 2				single master license	5/28/2001		Reject
Virgin—Harmonica				single master license	8/26/2000		Reject
Virgin—Jingle Blues				single master license	10/6/2001		Reject

11

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Virgin—Piano				single master license	8/26/2000		Reject
Virgin—Texas Blues				single master license	6/10/2002		Reject
Virgin Records	Platinum Entertainment, Inc.	Flavors of Jazz	15095 9520 2/4	single master license	9/15/2000		Reject
Virgin Records America, Inc.	Intersound, Inc.	The Hit List	15095 9285 2/4	single master license	7/22/2002		Reject
Virgin Records America, Inc.	Intersound, Inc.	Groove Mix	15095 9508 2/4	single master license	1/28/2002		Reject
Virgin Records America, Inc.	Intersound, Inc.	Can't Get... Vol. 2	15095 9502 2/4	single master license	9/1/2001		Reject
Virgin Records America, Inc.	Intersound, Inc.	Can't Get... Vol.1	15095 9500 2/4	single master license	4/23/2001		Reject
Vision Records	Platinum Entertainment, Inc.	Booty Mix 3	15095 9526 2/4	single master license	3/1/2003		Reject
Vision Records	Intersound, Inc.	Booty Mix 96	15095 9504 2/4	single master license	7/15/2001		Reject
Vision Records	Intersound, Inc.	Bootleg Booty	15095 9517 2/4	single master license	8/26/2000		Reject
Vision Records	Intersound, Inc.	Nasty	15095 9523 2/4	single master license	10/14/2000		Reject
Walt Whitman	Platinum Entertainment, Inc.	3 Walt albums	51416-1219-1221	album license	5/1/2001		Reject
Warner—Double Crossing Blues				single master license	5/19/2001		Reject
Warner Bros.—Cetera, A Collection				single master license	12/9/2006		Reject
Warner Bros.—Essential Blues, Vol. 1				single master license	12/14/2000		Reject
Warner Special Prodcuts	Platinum Entertainment, Inc.	Booty Mix 4	15095 9557 2/4	single master license	4/12/2002		Reject
Warner Sweden—Cetera, A Collection				single master license	5/20/2007		Reject
Welk—Chicago Blues				single master license	4/11/2007		Reject
Welk—Defiance Blues				single master license	4/28/2003		Reject
Welk—Essential Blues, Vol. 1				single master license	10/4/2004		Reject
Welk—Essential Blues, Vol. 2				single master license	12/14/2005		Reject
Welk—Harmonica				single master license	6/12/2007		Reject
Welk—Roadhouse Blues				single master license	12/5/2001		Reject
West End Records, Inc.	Intersound, Inc.	Can't Get... Vol.1	15095 9500 2/4	single master license	1/30/2001		Reject
William Becton		Exclusive Artist Agreement		Exclusive Artist Agreement			Reject
Windswept (thru HFA)—Luther Allison Live In Paradise				synch	10/6/2003		Reject
YesMail.com		Email Mailing list sales		Internet Agreement			Reject
Yoshitoshi Recordings	Platinum Entertainment, Inc.	Freedom(Zen album)	15095 8165 2	single master license	10/1/2001		Reject
Yoshitoshi Recordings	Intersound, Inc.	Better Get... Vol 2	15095 9503 2/4	single master license	10/15/2001		Reject
Zenfest Inc.		Marketing Agreement		Marketing Agreement			Reject
Zomba—Walter Trout DVD				synch	6/29/2003		Reject
Abkco Music (HFA) var. songs	Platinum Entertainment, Inc.	Roger Daltry DVD	15095 2301 3	synch	6/30/2003		Assume
Acuff-Rose Music, Inc.	Platinum Entertainment, Inc.	Raise Da Roof 2 video	15095 5365 3	synch	3/14/2005		Assume
Benson Music Group	CGI Records	Commissioned video	51416 9004 3	synch	perpetual		Reject
Chez Music Services (CMI)	Platinum Entertainment, Inc.	Christianaires video	51416 9023 3	synch	10/5/2003		Assume
CMI	Platinum Entertainment, Inc.	Christianaires video	51416 9023 3	synch	10/5/2003		Assume
Dalf Music Co.	Platinum Entertainment, Inc.	Slim/Angels video	15095 9224 3	synch	perpetual		Assume
Dalf Music Co.	Platinum Entertainment, Inc.	Christianaires video	51416 9023 3	synch	perpetual		Assume
Day-Ta-Day Music (HFA)	CGI Records	Gospel's Greatest video	51416 9008 3	synch	Life of (C)		Assume
Dherico Music (CMI)	Platinum Entertainment, Inc.	Christianaires video	51416 9023 3	synch	10/5/2003		Assume
Dr. Bobby Jones	CGI Records	Gospel's Greatest video	51416 9008 3	video footage	Life of (C)		Assume
EMI Christian Music Publishing	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/10/2003		Assume

12

Contracting Party	Licensee	Title/Description	Product #	Agreement/License Type	Expire	Cost to Assume/Cure	Assume/ Reject
Essex Music (HFA)	Platinum Entertainment, Inc.	Roger Daltry DVD	15095 2301 3	synch	6/30/2003		Assume
Fabulous Music (HFA) var. songs	Platinum Entertainment, Inc.	Roger Daltry DVD	15095 2301 3	synch	6/30/2003		Assume
G. Kelly Sr. Music	Platinum Entertainment, Inc.	Slim/Angels video	15095 9224 3	synch	2/5/2004		Assume
Grainzone	Platinum Entertainment, Inc.	Outfield album	0-15095-9572-2-1	album license	7/27/2004	10,437.81	Reject
Joe Williams d/b/a Domil Music	CGI Records	Douglas Miller video	51416 9009 3	synch	perpetual		Assume
Love Special Productions	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	perpetual		Assume
McSpadden-Smith Music	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/3/2003		Assume
Melvin Crispell d/b/a Pot Belly Music	Platinum Entertainment, Inc.	James Hall NY video	51416 9022 3	synch	7/7/2003		Assume
Melvin Crispell d/b/a Pot Belly Music	Platinum Entertainment, Inc.	James Hall Chap. 3 video	51416 9016 3	synch	8/12/2002		Assume
Melvin Williams Music	Platinum Entertainment, Inc.	Slim/Angels video	15095 9224 3	synch	perpetual		Assume
Melvin Williams Music	Platinum Entertainment, Inc.	Christianaires video	51416 9023 3	synch	perpetual		Assume
Pathway Music	CGI Records	Gospel's Greatest video	51416 9008 3	synch	perpetual		Assume
Prophetic Praise Ministries	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/10/2003		Assume
Screen Gems-EMI Music Inc.	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/10/2003		Assume
Shepherd's Fold Music	Platinum Entertainment, Inc.	Commissioned video	51416 9004 3	synch	perpetual		Assume
Skinny Zach Music (HFA)	Platinum Entertainment, Inc.	Mighty Clouds video	15095 9226 3	synch	11/15/2001		Assume
T.J. Hemphill d/b/a Double Blessing	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/10/2003		Assume
Tim Bowman Publishing	Platinum Entertainment, Inc.	Vickie Detroit #1 video	51416 9019 3	synch	2/10/2003		Assume
Towser Tunes (HFA) var. songs	Platinum Entertainment, Inc.	Roger Daltry DVD	15095 2301 3	synch	6/30/2003		Assume
Word, Inc.	Platinum Entertainment, Inc.	Gospel's Greatest video	51416 9008 3	synch	5/6/2002		Assume
Xenon Entertainment	CGI Records	Gospel's Greatest video	51416 9008 3	video footage	Life of (C)		Assume

13

QuickLinks

  EXHIBIT 2.1
ARTICLE I GENERAL PROVISIONS
ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS
ARTICLE III CLAIMS NOT IMPAIRED BY THE PLAN
ARTICLE IV TREATMENT OF IMPAIRED CLASSES
ARTICLE V LEASES, EXECUTORY CONTRACTS AND LICENSES
ARTICLE VI ADMINISTRATION OF DEBTOR'S ESTATE
ARTICLE VII RESTRUCTURING THE REORGANIZED DEBTOR
ARTICLE VIII RELEASES AND INJUNCTIONS
ARTICLE IX RETENTION OF JURISDICTION
ARTICLE X PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF CLAIMS
ARTICLE XI MISCELLANEOUS PROVISIONS
  ATTACHMENT A